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Exhibit 10.1

May 15, 2023

PERSONAL AND CONFIDENTIAL

Brian P. Kearney, PharmD

Re: Separation Agreement and General Release of Claims

Dear Brian:

This letter (this “Agreement”) confirms your separation from employment with Pardes Biosciences, Inc. (the “Company”) effective as of May 15, 2023 (the “Separation Date”) as a result of a reduction in force and not for Cause (as defined in Section 2(d) of the Executive Severance Plan, copy of which is attached hereto as Exhibit A (the “Executive Severance Plan)). The Company thanks you for your contributions to the Company and wishes you well in your future endeavors. Capitalized terms used in this Agreement and not otherwise defined shall have the meaning assigned to such term in the Executive Severance Plan.

This Agreement sets forth the terms of the general release of claims between you and the Company as contemplated under the Executive Severance Plan. You acknowledge that this Agreement becoming effective is a condition of your right to receive the supplemental consideration set forth in Section 2 of this Agreement. You agree that such supplemental consideration is due solely from the Company.

By execution of this Agreement, you acknowledge that (i) you have received payment of your accrued salary through the Separation Date, and (ii) you have submitted for reimbursement all outstanding, approved and reasonable business expenses that you incurred on the Company’s behalf through the Separation Date. Also, regardless of whether you enter into this Agreement, you will remain bound by your continuing obligations to the Company (collectively, the “Continuing Obligations”) under your October 13, 2020 Proprietary Information, Inventions and Assignment Agreement (the “PIIA”). Such Continuing Obligations include, without limitation, your confidentiality obligations, your obligation to return Company property, and your non-solicitation obligation.

You acknowledge that you are entering into this Agreement knowingly and voluntarily. With those understandings, you and the Company agree as follows:

1.
Separation from Employment

Your employment with the Company terminated on the Separation Date. As of the Separation Date, you shall be deemed to have resigned as an officer of the Company, including the position of Chief Development Officer. From and after the Separation Date, except as a consultant under

2173 Salk Ave., Suite 250, PMB #052, Carlsbad, CA 92008

Brian P. Kearney, PharmD

May 15, 2023

the Consulting Agreement (as defined in Section 9 below), you will not represent and have not represented yourself as being an employee, officer, attorney, agent, or representative of the Company (or its affiliates) for any purpose. Except as otherwise set forth in this Agreement and the Executive Severance Plan, the Separation Date was your employment termination date for all purposes, meaning you are not entitled to any further compensation, monies, or other benefits from the Company (or its affiliates), including coverage under any benefit plans or programs sponsored by the Company, as of the Separation Date. Accordingly, your right to participate in the Company’s medical, dental and vision health benefits will cease on the last day of the month in which the separation occurred, except, to the extent you were a participant in any of the Company’s medical, dental and vision health benefits immediately prior to your Separation Date, you will have the right to continue group health care coverage for such benefits after May 31, 2023 under the law known as “COBRA” which will be described in a separate written notice by Anthem.

2.
Separation Benefits
(a)
Subject to your execution and non-revocation of this Agreement and your compliance with the terms of this Agreement, and your compliance with the Continuing Obligations and the terms and conditions set forth in the Executive Severance Plan, the Company shall provide you with the following payments as a Tier 2 Executive under the Executive Severance Plan, less applicable taxes and withholdings (collectively, the “Supplemental Consideration”):
•
An amount equal to Three Hundred Thirty-Seven Thousand Eight Hundred dollars ($337,800), which amount represents nine months of your current base salary.
•
An amount equal to (i) Thirty Thousand Seven Hundred Seventy Three dollars ($30,773), which represents nine months of potential future COBRA premium payments (“COBRA Lump Sum”) that the Company estimated that you would be required to pay to continue your group health coverage in effect on the Separation Date for nine months, plus (ii) a gross-up amount, as reasonably determined by the Company necessary to cover administrative fees on anticipated COBRA monthly premiums and to pay federal, state and local income and employment taxes incurred by you on the COBRA Lump Sum (with such gross-up to be calculated by the Company based on the withholding rates the Company has in effect for you at the time the Supplemental Consideration is paid to you).
•
Treatment of your restricted stock in the manner set forth on Exhibit B.

The Supplemental Consideration will be paid in two lump sum payments (i) on or before June 2, 2023, if the Agreement’s Effective Date (as defined in Section 8(j) of this Agreement) is on or before May 26, 2023, (ii) on or before June 16, 2023, if this Agreement’s Effective Date is after May 26, 2023 and on or before June 12, 2023, or (iii) on or before July 14, 2023, if this Agreement’s Effective Date is after June 12, 2023 and on or before July 7, 2023. For avoidance of doubt, no payment shall be made or begin before the Effective Date of this Agreement.

Brian P. Kearney, PharmD

May 15, 2023

(b)
Executive Severance Plan. The Company acknowledges that if within three months following the Separation Date your termination needs to be recharacterized as a Qualified Termination Event that has occurred within the Change in Control Period, within the meaning of the Executive Severance Plan, then the provisions of Sections 7(b) and (c) of the Executive Severance Plan shall be applicable and you shall be entitled to such additional benefits provided in such Sections 7(b) and (c) of the Executive Severance Plan, but solely to the extent not previously provided pursuant to Section 2(a) of this Agreement.
(c)
All payments and benefits hereunder are intended to be exempt from Section 409A of the Internal Revenue Code and shall be interpreted in accordance with such intent.
(d)
References. You agree to direct all requests for references to the Company’s HR department at [***]. In response to a request for a reference, the Company shall provide only your dates of employment and job title.
3.
Equity Awards

Exhibit B to this Agreement sets forth all of your outstanding Company equity awards as of the Separation Date (collectively, the “Equity Awards”). Exhibit B provides for a summary of the treatment of your Equity Awards in connection with your cessation of services as an employee and transition to a consultant as of the Separation Date. Exhibit B is qualified in its entirety by the terms and conditions set forth in the underlying equity award agreements and the applicable Company equity plan (collectively, the “Equity Documents”). As a condition to this Agreement becoming effective, you agree to re-execute and deliver to the Company’s Corporate Secretary the stock power in blank attached as Exhibit D.

4.
Employee Representations. As a condition to receiving the Supplemental Consideration, you specifically represent, warrant, and confirm that as of the Separation Date and as of the date you sign this Agreement you:
(a)
have not filed any claims, complaints, or actions of any kind against the Company with any federal, state, or local court or government or administrative agency;
(b)
have not made any claims or allegations to the Company related to sexual harassment, sex discrimination, or sexual abuse, and that none of the payments set forth in this Agreement are related to sexual harassment, sex discrimination, or sexual abuse;
(c)
have been properly paid for all hours worked for the Company through the Separation Date;
(d)
have received all wages, salary, bonuses, and other compensation due from the Company, including your final paycheck for salary through and including the Separation Date, which will be paid on the Separation Date; and
(e)
have not engaged in and are not aware of any unlawful conduct relating to the business of the Company.

Brian P. Kearney, PharmD

May 15, 2023

5.
Release of Claims
(a)
In consideration for, among other terms, the Supplemental Consideration, to which you acknowledge you would otherwise not be entitled, you, on behalf of yourself and your heirs, executors, representatives, agents, insurers, administrators, successors and assigns (collectively, the “Releasors”) voluntarily and irrevocably release and forever discharge the Company, its affiliated and related entities, its and their respective predecessors, successors and assigns, its and their respective employee benefit plans and fiduciaries of such plans, and the current and former officers, directors, shareholders, employees, attorneys, insurers, accountants and agents of each of the foregoing in their official and personal capacities (collectively referred to as the “Releasees”) generally from all claims, demands, debts, damages and liabilities of every name and nature, known or unknown (“Claims”) that, as of the Separation Date and the date when you sign this Agreement, you and the other Releasors have, ever had, now claim to have or ever claimed to have had against any or all of the Releasees. This release includes, without limitation, all Claims: relating to your employment by the Company and the termination of your employment; of wrongful discharge or violation of public policy; of breach of contract; of defamation or other torts; of retaliation or discrimination under federal, state or local law, including without limitation:
(i)
any and all Claims under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA) (regarding existing but not prospective claims), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the federal Age Discrimination in Employment Act (ADEA), the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA), the California Fair Employment and Housing Act (FEHA), the California Labor Code, the California Constitution, and the California Family Rights Act (CFRA), all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;
(ii)
any and all Claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied contract, wrongful or retaliatory discharge, fraud, defamation, negligent or intentional infliction of emotional distress, tortious interference with a contract or prospective business advantage, breach of the implied covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, false imprisonment, nonphysical injury, personal injury or sickness, or any other harm;

Brian P. Kearney, PharmD

May 15, 2023

(iii)
any and all Claims for compensation of any type whatsoever, including but not limited to claims for wages, salary, bonuses, commissions, incentive compensation, vacation, sick pay, and severance that may be legally waived and released; and
(iv)
any and all Claims for monetary or equitable relief, including but not limited to attorneys' fees, back pay, front pay, reinstatement, experts' fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties.

However, this general release and waiver of claims shall not affect and you do not waive, release or discharge (A) your vested rights under the Company’s Section 401(k) plan or your rights under this Agreement, (B) any rights that cannot be waived as a matter of law, such as your rights to benefits and Claims under state workers' compensation or unemployment compensation laws, (C) your right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission (the "EEOC"), the California Civil Rights Department, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give you the right to recover any monetary damages against the Company; your release of claims herein bars you from recovering such monetary relief from the Company), (D) Claims for indemnity under the bylaws of the Company or your indemnification agreement with the Company, (E) any Claims for coverage under any Company D&O insurance policy, and (F) protections against retaliation under the Taxpayer First Act (26 U.S.C. § 2623(d).

You agree not to accept damages of any nature, other equitable or legal remedies for your own benefit or attorney's fees or costs from any of the Releasees with respect to any Claim released by this Agreement. As a material inducement to the Company to enter into this Agreement, you represent that you have not assigned any Claim to any third party.

(b)
In granting the release herein, you understand that this Agreement includes a release of all Claims known or unknown. In giving this release, which includes Claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her would have materially affected his or her settlement with the debtor or released party." You hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to the release of any unknown or unsuspected Claims you may have against the Company. You acknowledge that you may later discover Claims or facts in addition to or different from those which you now know or believe to exist with regards to the subject matter of this Agreement, and which, if known or suspected at the time of executing this Agreement, may have materially affected its terms. Nevertheless, the Releasors waive any and all Claims that might arise as a result of such different or additional claims or facts.

Brian P. Kearney, PharmD

May 15, 2023

(c)
You acknowledge that you are waiving and releasing any rights you may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. You agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. You acknowledge that the consideration given for this waiver and release is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing that: (i) you should consult with an attorney prior to executing this Agreement; (ii) you have forty-five (45) days within which to consider this Agreement; (iii) you have seven (7) days following your execution of this Agreement to revoke this Agreement (the “Revocation Period”); (iv) this Agreement shall not be effective until after the revocation period has expired; and (v) nothing in this Agreement prevents or precludes you from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. You further acknowledge that at the time you were first provided this Agreement to consider, you were also provided with the attached document entitled “Information Concerning Reduction in Force” attached as Exhibit C to this Agreement. In the event you sign this Agreement and return it to the Company in less than the 45-day period identified above, you hereby acknowledge that you have freely and voluntarily chosen to waive the time period allotted for considering this Agreement. The parties agree that changes, material or immaterial, do not restart the running of the 45-day period. You understand that revocation must be accomplished by a written notification to the person identified in Section 8(j) of this Agreement that is received prior to the Effective Date.
(d)
You agree you will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. You agree both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, you shall state no more than that you cannot provide counsel or assistance.
6.
Non-Disparagement

Subject to Section 8(b), you agree not to make any disparaging statements concerning the Company, or any of its affiliates, or its or their current or former officers, directors, shareholders, employees, agents, or vendors or any of the Company’s products or services that are disloyal, reckless, or untrue. These non-disparagement obligations shall not in any way affect your obligation to testify truthfully in any legal proceeding. This Section 6 does not in any way restrict or impede you from exercising protected rights, including rights under the National Labor Relations Act (NLRA), if any, including the right to file unlawful labor practices (ULP) charges or participate, assist, or cooperate in ULP investigations, or the federal securities laws, including the Dodd-Frank Act to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent

Brian P. Kearney, PharmD

May 15, 2023

jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. You shall promptly provide written notice of any such order to [***].

7.
Company Property

You will be entitled to retain all Company purchased office furniture, computer and electronic equipment in your possession provided that you must allow the Company to remove all Company information from your computer, reset your computer/laptop to the manufacturers settings and remove/disconnect your access to the Company’s systems, licensed software and technology infrastructure at such time as the Company may request, but in any event not later than the termination of the Consulting Agreement. Other than as provided in the preceding sentence, you warrant and represent that you have returned all Company property, including credit cards, electronically stored documents or files, physical files, and any other Company property in your possession. You further acknowledge and agree that you no longer have access to and do not claim ownership of any of the Company's cloud storage or social media accounts.

8.
Other Provisions
(a)
Termination of Payments. If you breach any of your obligations under this Agreement or your Continuing Obligations, in addition to any other legal or equitable remedies the Company may have for such breach, the Company shall have the right to terminate its payments to you or for your benefit under this Agreement. The termination of such payments in the event of your breach will not affect your obligations under this Agreement or your Continuing Obligations.
(b)
Protected Disclosures and Other Protected Actions. Nothing contained in this Agreement, including Section 6, or your PIIA limits your ability to file a charge or complaint with any federal, state or local governmental agency or commission (a “Government Agency”). In addition, nothing contained in this Agreement, including Section 6 or your PIIA, limits your ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including your ability to provide documents or other information, without notice to the Company, nor does anything contained in this Agreement apply to truthful testimony in litigation. If you file any charge or complaint with any Government Agency and if the Government Agency pursues any claim on your behalf, or if any other third party pursues any claim on your behalf, you waive any right to monetary or other individualized relief (either individually, or as part of any collective or class action); provided that nothing in this Agreement limits any right you may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission. Nothing in this Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, including unlawful harassment, unlawful discrimination, or other conduct you have reasonable cause to believe is unlawful.
(c)
Absence of Reliance. In signing this Agreement, you are not relying upon any promises or representations made by anyone at or on behalf of the Company.

Brian P. Kearney, PharmD

May 15, 2023

(d)
Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
(e)
Waiver. No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the waiving party. The failure of a party to require the performance of any term or obligation of this Agreement, or the waiver by a party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.
(f)
Jurisdiction. You and the Company hereby agree that the state and federal courts situated in California shall have the exclusive jurisdiction to consider any matters related to this Agreement, including without limitation any claim of a violation of this Agreement. With respect to any such court action, you submit to the jurisdiction of such courts and you acknowledge that venue in such courts is proper.
(g)
Relief. You agree that it would be difficult to measure any harm caused to the Company that might result from any breach by you of your promises set forth in Sections 4, 5, 6 or 7 of this Agreement. You further agree that money damages would be an inadequate remedy for any breach Sections 4, 5, 6 and 7. Accordingly, you agree that if you breach, or propose to breach, Sections 4, 5, 6 or 7, the Company shall be entitled, in addition to all other remedies it may have, to an injunction or other appropriate equitable relief to restrain any such breach, without showing or proving any actual damage to the Company and without the necessity of posting a bond.
(h)
Governing Law; Interpretation. This Agreement shall be interpreted and enforced under the laws of the State of California, without regard to conflict of law principles. In the event of any dispute, this Agreement is intended by the parties to be construed as a whole, to be interpreted in accordance with its fair meaning, and not to be construed strictly for or against either you or the Company or the “drafter” of all or any portion of this Agreement.
(i)
Entire Agreement. This Agreement (including all Exhibits attached hereto) and the Equity Documents referenced herein constitute the entire agreement between you and the Company. This Agreement (including the Exhibits) supersede any previous agreements or understandings between you and the Company, except the Continuing Obligations and any other obligations specifically preserved in this Agreement.
(j)
Time for Consideration; Effective Date. You acknowledge that you have knowingly and voluntarily entered into this Agreement and that the Company advises you to consult with an attorney before signing this Agreement. You understand and acknowledge that you have been given the opportunity to consider this Agreement for forty-five (45) days from your receipt of this Agreement before signing it (the “Consideration Period”). To accept this Agreement, you

Brian P. Kearney, PharmD

May 15, 2023

must return a signed original or a signed PDF copy of this Agreement so that it is received by Elizabeth Lacy ([***]) at or before the expiration of the Consideration Period. If you sign this Agreement before the end of the Consideration Period, you acknowledge that such decision was entirely voluntary and that you had the opportunity to consider this Agreement for the entire Consideration Period. During the Revocation Period (as defined in Section 5(c)), you have the right to revoke this Agreement by written notice to Ms. Lacy, provided that such notice is delivered so that it is received at or before the expiration of the Revocation Period. This Agreement shall not become effective or enforceable during the revocation period. This Agreement shall become effective on the first business day following the expiration of the Revocation Period (the “Effective Date”).
(k)
No Admission of Liability. Nothing in this Agreement shall be construed as an admission by the Company of any wrongdoing, liability, or noncompliance with any federal, state, city, or local rule, ordinance, statute, common law, or other legal obligation.
(l)
Counterparts. This Agreement may be executed in separate counterparts. When both counterparts are signed, they shall be treated together as one and the same document. Delivery of an executed counterpart signature page of this Agreement, by facsimile, email in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, including DocuSign, has the same effect as delivery of an executed original of this Agreement.
(m)
Continuing Indemnification. For avoidance of doubt, nothing in this Agreement modifies or waives your right or benefit to indemnification under Article V, Section 2 of the Amended and Restated By-Laws of Pardes Biosciences, Inc. or your Pardes Biosciences Inc. Officer Indemnification Agreement dated December 23, 2021, in each case as described therein, that may arise after the Separation Date.
9.
Consulting Arrangement. The Company agrees to engage you as a consultant pursuant to the consulting agreement set forth as Exhibit E attached hereto (the “Consulting Agreement”) to be effective immediately following the Separation Date that shall provide for your continuation of service to the Company on the terms and subject to the conditions set forth therein. Your service as a consultant pursuant to the Consulting Agreement will constitute an uninterrupted “Service Relationship” (as defined in the 2021 Stock Option and Incentive Plan) and “Continuous Service Status” (as defined in the Restricted Stock Purchase Agreement dated as of November 3, 2020 (the “RSA”). Accordingly, any portion of your Equity Awards that remains unvested as of the Separation Date will continue to vest during the term of the Consulting Agreement in accordance with the terms of the applicable Equity Award.

[signature page follows]

Brian P. Kearney, PharmD

May 15, 2023

Please indicate your agreement to the terms of this Agreement by signing and returning to Ms. Lacy the original or a PDF copy of this letter within the time period set forth above.

Sincerely,

PARDES BIOSCIENCES, INC.

By:	/s/ Elizabeth H. Lacy	5/15/2023
	Elizabeth H. Lacy	Date
General Counsel and Corporate Secretary

You are advised to consult with an attorney before signing this Agreement. This is a legal document. Your signature will commit you to its terms. By signing below, you acknowledge that you have carefully read and fully understand all of the provisions of this Agreement and that you are knowingly and voluntarily entering into this Agreement.

/s/ Brian P. Kearney, PharmD	5/15/2023
Brian P. Kearney, PharmD	Date

EXHIBIT A

EXECUTIVE SEVERANCE PLAN

[***]

Document has been separately filed as Exhibit 10.13 on the Company’s Current Report on Form 8-K Filed on December 30, 2021

EXHIBIT B

EQUITY AWARD SUMMARY

Options

•
Outstanding stock options will cease vesting as of the close of business on the later of (i) the Separation Date and (ii) the date your Consulting Agreement terminates or expires, whichever is earlier (the later of (i) and (ii), the “Service Termination Date”). Accordingly, the shares issuable upon exercise of a stock option will continue to vest in accordance with their terms so long as you have a Service Relationship (as defined in the 2021 Stock Option and Incentive Plan (the “Plan”)) with the Company. “Service Relationship” means any relationship as an employee or Consultant (as defined in the Plan) of the Company. A Service Relationship shall be deemed to continue without interruption in the event a grantee’s status changes from employee to Consultant or vice versa, provided that there is no interruption or other termination of Service Relationship in connection with the grantee’s change in capacity. Your “Service Relationship” for purposes of the Plan will continue until the Service Termination Date.

•
Equity Awards that constitute “Incentive Stock Options” must be exercised within three months after the Separation Date (or 12 months in the case of death or disability) to qualify as an “incentive stock option.” Thereafter the Equity Award will be treated as a non-qualified stock option.

•
Per your stock option agreements, you have three months in which to exercise those stock options that are vested as of the Service Termination Date. Vested options that are not exercised within such three months will be forfeited back to the Company at such time.

•
If within three months following the Separation Date your termination needs to be recharacterized as a Qualified Termination Event (as defined under the Executive Severance Plan) that has occurred within the Change in Control Period (as defined in the Executive Severance Plan), then the provisions of Section 7(a) of the Executive Severance Plan shall be applicable and you shall be entitled to such additional benefits with respect to your stock options as provided in such Section 7(a) of the Executive Severance Plan. If your Service Termination Date occurs within three months following the Separation Date, then any unvested stock options that are outstanding as of your Service Termination date will remain outstanding (but will not continue to vest) until the three-month anniversary of your Separation Date, at which time such unvested options will forfeit back to the Company, unless the immediately preceding sentence applies during such period.

Restricted Stock

•
Your restricted stock listed in the table above is evidenced by that certain Restricted Stock Purchase Agreement dated November 3, 2020, by and between the Company (as successor in interest to Pardes Biosciences, Inc.) and you, and modified and construed in accordance with the “Severance” provisions in that certain executive offer letter dated September 21, 2020, as amended, between the Company (as successor in interest to Pardes Biosciences, Inc.) and you (the “RSA”). Capitalized terms used in this section of Exhibit B to the Separation Agreement and not otherwise defined shall have the meaning assigned to such terms in the RSA.

•
In connection with the Separation Agreement and the Consulting Agreement, you and the Company agree and acknowledge the following:

o
“Continuous Service Status” as defined in the RSA means “the absence of any interruption or termination of service as an Employee or Consultant. … Also, Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of … a change in status from an Employee to a Consultant or from a Consultant to an Employee. “Consultant” means any person, including an advisor but not an Employee, who is engaged by the Company, or any Parent, Subsidiary or Affiliate, to render services (other than capital-raising services) and is compensated for such services, and any Director, whether compensated for such services or not.

o
During the term of the Consulting Agreement due to the Continuous Service Status, unvested shares of common stock under the RSA will continue to vest monthly in accordance with the terms of the RSA and the RSA will be fully vested on October 1, 2024, subject to Continuous Service Status through the applicable vesting date.

o
During the term of the Consulting Agreement due to the Continuous Service Status, unvested shares of common stock under the RSA will continue to be subject to acceleration and lapse of the Company’s repurchase option as provided in Section 3(a)(iv) and 3(a)(v) of the RSA upon the termination of the Consulting Agreement by the Company without Cause (as defined in the RSA) and in consideration for entering into the Consulting Agreement, the Company hereby agrees that the acceleration of vesting and lapse of the Company’s repurchase option provided under Section 3(a)(iv) shall also apply in connection with the expiration of the Consulting Agreement at the end of its term. Accordingly,

▪
If your Continuous Service Status is terminated outside the Change in Control Period by the Company without Cause (i.e., the Company terminates your Consulting Agreement without Cause) or the Consulting Agreement expires in accordance with its terms, then pursuant to Section 3(a)(iv) of the RSA the shares of common stock that would have vested in the next nine months following the effective date of the termination or expiration shall vest and the Company’s repurchase option with respect to those vested shares shall lapse as of the termination or expiration date of the Consulting Agreement.

▪
If your Continuous Service Status is terminated within the Change in Control Period by the Company without Cause (i.e., the Company terminates your Consulting Agreement without Cause or in connection with a Change in Control) or the Consulting Agreement expires in accordance with its terms, then pursuant to Section 3(a)(v) of the RSA all unvested shares of common stock under the RSA shall vest and the Company’s repurchase option shall lapse as of the date specified in the RSA.

o
Upon a termination of Continuous Service Status, the Company shall have the right to repurchase unvested shares of common stock in accordance with the RSA (after taking account any vesting and lapse of the Company’s repurchase option as described above). By signing the Separation Agreement to which this Exhibit B is attached you agree and acknowledge that the Company may, at its choice, remit payment to you for the unvested shares by check, wire, ACH or any other electronic funds transfer method and the RSA shall be deemed modified accordingly.

•
If within three months following the Separation Date your termination needs to be recharacterized as a Qualified Termination Event (as defined in the Executive Severance Plan) that has occurred within the Change in Control Period (as defined in the Executive Severance Plan), then the provisions of Section 7(a) of the Executive Severance Plan shall be applicable and you shall be entitled to such additional benefits with respect to your RSA as provided in such Section 7(a) of the Executive Severance Plan.

EXHIBIT C

INFORMATION CONCERNING REDUCTION IN FORCE

[***]

EXHIBIT D

STOCK POWER

[***]

EXHIBIT E

CONSULTING AGREEMENT

[***]

Document has been separately filed as an exhibit to this Current Report on Form 8-K.